                                                                  Exhibit 10.18


                        IMAGING BIOPHARMACEUTICALS, INC.

                             1997 STOCK OPTION PLAN

      1. PURPOSE OF PLAN

            The purpose of this plan (the "Plan") is to encourage key employees (including officers and directors who are employees), and officers, directors and consultants who are not employees, of Imaging Biophmaecuticals, Inc., a Massachusetts corporation, and any present or future subsidiary and parent of Imaging Biopharmaecuticals, Inc. (hereinafter collectively referred to as the "Company") to acquire shares of common stock of Imaging Biopharmaecuticals, Inc., $.01 par value, (the "Common Stock") and thereby increase their proprietary interest in the Company's success and provide an added incentive to remain in the employ of, or continue to render services to, the Company. The words "parent" and "subsidiary" shall be interpreted in accordance with Section 422 and Section 424 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). It is intended that options granted under the Plan shall constitute either "incentive stock options" within the meaning of-Section 422 of the Code or "non-qualified options" as determined by the Board of Directors of Imaging Biophmaecuticals, Inc. in its sole discretion and indicated on each form of option grant (the "Option Grant"). The terms of the Plan and Option Grants shall be construed accordingly. Only employees of the Company shall be eligible to receive incentive stock options.

      2. SHARES RESERVED UNDER THE PLAN

            Subject to the adjustment provided in Section 9, the aggregate number of shares of Common Stock of Imaging Biophannaecuticals, Inc. which may be issued and sold pursuant to options granted under the Plan shall not exceed 178,200 shares of Common Stock, which may be either authorized and unissued shares or treasury shares. If any options granted under the Plan shall terminate or expire without being fully exercised, the shares that have not been purchased will again become available for purposes of the Plan.

      3. ADMINISTRATION

            The Plan shall be administered solely by the Board of Directors. A majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all of the members of the Board of Directors without a meeting, shall constitute the acts of the Board of Directors. The Board of Directors shall have the powers granted to it throughout this Plan. The Board of Directors is authorized to interpret the Plan and, subject to the provisions of the Plan, to prescribe, amend, and rescind rules and regulations relating thereto. The Board of Directors is further authorized, subject to the express provisions of the Plan, to alter or amend the form of Option Grant attached hereto and to make all other determinations necessary or advisable in the administration of the Plan. The interpretation and administration by the Board of Directors of any provisions of the Plan and the Option Grant shall be find and conclusive on all persons having any interest therein

            No member of the Board of Directors shall be held liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

      4. OPTION GRANTS

            Options to purchase shares of Common Stock under the Plan may be granted to key employees (including officers and directors who are employees) and officers, directors and consultants of the Company who are not employees of the Company. In selecting the individuals to whom options will be granted and in deciding how many shares of Common Stock will be subject to each option, the Board of Directors shall give consideration to the importance of an individual's duties, experience with the Company, future value to the Company, present and potential contribution to the success of the Company, and to such other factors as the Board of Directors may deem relevant. Subject to the express provisions of the Plan and the forms of Option Grant incorporated herein by reference as from time to time altered or amended, the Board of Directors shall have authority to determine with respect to each option Grant the number of installments, the number of shares of Common Stock in each installment and the exercise dates, and, to the extent not inconsistent with the applicable provisions of the Code, if any, the Board of Directors may specify additional restrictions and conditions. Each incentive stock option shall expire not later than ten years from the date of the grant of such option.

            Except as provided in Section 7 below, no incentive stock option may be granted to any employee who, at the time such option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company within the meaning of Section 422 of the Code.

            The date of grant of an option to an individual under the Plan shall be the date the Board of Directors votes to grant the option, but no optionee shall have the right to exercise his option until the Company has executed and delivered the Option Grant to such optionee. Each option granted under the Plan shall be evidenced by and subject to the terms and conditions of the Option Grant which is incorporated into the Plan by reference as from time to time altered or amended.

            No stock option may be transferred by the optionee other than by will or the laws of descent and distribution, and, solely in the case of non-qualified options, by a distribution pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and can be exercised during the optionees life only by him.

      5. OPTION PRICE

            The price per share at which each option granted under the Plan may be exercised shall be determined by the Board of Directors subject to the provisions of this Section 5. In the case of an incentive stock option, the exercise price shall not be less than the fair market value per share on the date of grant, as determined by the Board of Directors in good faith, in accordance with applicable provisions of the Code then in effect with respect to incentive stock options.

      6. LIMITATION ON AMOUNT

            The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year under all plans of the Company shall not exceed $100,000.

      7. SPECIAL RULE FOR 10 PERCENT SHAREHOLDERS

            The Board of Directors may grant incentive stock options under this Plan to persons who own more than 10 percent of the combined voting stock of the Company if (i) at the time of the Option Grant the price per share at which the option may be exercised is at least 110 percent of the fair market value of the stock subject to the option and (ii) such option is not exercisable after the expiration of five years from the date such option is granted.

      8. NON-OUALIFIED OPTIONS

            Notwithstanding the provisions of Sections 4, 5,6 and 7 of this Plan, the Board of Directors may grant options which in one or more respects do not meet the requirements for incentive stock options established by Section 422 of the Code. The Board of Directors shall indicate on each Option Grant whether an incentive stock option within the meaning of Section 422 of the Code or a non-qualified option is thereby granted.

            Except as otherwise provided in this Plan, the Board of Directors, in its sole discretion, shall establish the terms and conditions for each non-qualified option which it grants. Such terms and conditions may, but need not, include some or all of the provisions of Section 4, 5,6 and 7 of this Plan with respect to incentive stock options. If the Board of Directors grants an option which in all respects meets the requirements for incentive stock options it may nonetheless designate such option a non-qualified option on the Option Grant, in which case it shall be deemed not to be an incentive stock option.

      9. ADJUSTMENT OF SHARES RESERVED UNDER THE PLAN

            The aggregate number and kind of shares reserved under the Plan, the maximum number of shares as to which options may be granted to any individual and the option price per share shall be appropriately adjusted by the Board of Directors in the event of any recapitalization of the Company.

      10. DISSOLUTION OR REORGANIZATION

            Prior to a dissolution, liquidation, merger, consolidation, or reorganization of the Company (the "Event"), the Board of Directors may decide to terminate each outstanding option. If the Board of Directors so decides, such option shall terminate as of the effective date of the

Event, but the Board of Directors shall suspend the exercise of all outstanding options a reasonable time prior to the Event, giving each optionee not less than fourteen days' written notice of the date of suspension, prior to which an optionee may purchase in whole or in part the shares available to him as of the date of receipt of the notice. If the Event is not consummated, the suspension shall be removed and all options shall continue in full force and effect.

      11. AMENDMENT AND TERMINATION OF PLAN

            The Board of Directors may amend, suspend, or terminate the Plan, including the form of Option Grant incorporated herein by reference. No such action, however, may, without approval or ratification by the shareholders, make any change which, pursuant to the Code or regulations thereunder, requires action by the shareholders. No such action may, without the consent of the holder of the option, alter or impair any option previously granted.

            In any event, the Plan shall terminate 10 years from the date of adoption by the Board of Directors. Any shares remaining under the Plan at the time of termination which are not subject to outstanding options and any shares which thereafter become available because of the expiration or termination of an option shall cease to be reserved for purposes of the Plan.

      12. RIGHT TO TERMINATE EMPLOYMENT

            Nothing contained herein or in any Option Grant executed pursuant hereto shall restrict the right of the Company to terminate the employment of any optionee at any time.

      13. DATE OF ADOPTION AND APPROVAL

            The date of adoption of this Plan by the Board of Directors and the Plan's effective date is January 9, 1997. The date of approval of this Plan by the Shareholders of Imaging Biopharmaceuticals, Inc. is January 9, 1997.

                      Amendments to 1997 Stock Option Plan

      1. On March 5, 1998, Imaging Biopharmaceuticals, Inc. changed its name to Biostream, Inc.

      2. On February 29,2000 the 1997 Stock Option Plan was amended by the company's stockholders to increase the number of authorized shares of common stock available for issuance thereunder from 178,200 shares to 678,200 shares of Common Stock.

      3. On April 12,2000 the Board of Directors of Biostream, Inc. declared a 2-for-1 common stock split, which split was approved by the stockholders on April 13,2000.

      4. On January 23,2003 the 1997 Stock Option Plan was amended by the company's stockholders to increase the number of authorized shares of common stock available for issuance thereunder to an aggregate total of 13,000,000 shares of Common Stock.

      5. On April 25,2003 Biostream, Inc. changed its name to Molecular Insight Pharmaceuticals, Inc.